EXHIBIT 10.65

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of the 12 day of Feb, 2003, by and between Zamba Corporation, a Delaware corporation (the “Company”), and John Schwieters (the “Purchaser”).

WHEREAS, the Company owns shares of Series A Preferred Stock, $.0001 par value per share (“Zamba’s NextNet Stock”), of NextNet Wireless, Inc., a Delaware corporation (“NextNet”), pursuant to the Series A Preferred Stock Purchase Agreement dated as of September 21, 1998 between Zamba and NextNet (the “Zamba Purchase Agreement”); and

WHEREAS, Zamba’s NextNet Stock can be converted into common shares of NextNet at the exchange ratio of three shares of NextNet common stock for every one share of Zamba’s NextNet Stock; and

WHEREAS, Zamba’s NextNet Stock is also subject to the Second Amended and Restated Investors’ Rights Agreement dated as of November 14, 2002 among the Company, NextNet and the investors and founders identified therein (the “Investors’ Rights Agreement”), Right of First Refusal Agreement dated as of September 21, 1998 among the Company, NextNet and the Series B purchasers identified therein (the “Right of First Refusal Agreement”), and the Second Amended and Restated Voting Agreement dated November 14, 2002, among NextNet, the Company and certain other investors (the “Voting Agreement”); and

WHEREAS, the Purchaser is thoroughly familiar with NextNet’s business, financial condition and prospects; and

WHEREAS, the Purchaser desires to purchase from the Company and the Company desires to sell to the Purchaser certain of its shares of Zamba’s NextNet Stock; and

WHEREAS, the Purchaser acknowledges that there is no established trading market or other current valuation for Zamba’s NextNet Stock;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.     Purchase and Sale of Preferred Stock.  In consideration of this Agreement, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, shares of Zamba’s NextNet Stock in accordance with the following terms:

(a)        The Company hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, a number of shares of Zamba’s NextNet Stock (the “Shares”) that is determined by dividing the aggregate purchase price of $250,000 by a per share purchase price that is the lesser of $6.00 per share or such lower per share price (on a common share equivalent basis, without giving effect to differences in rights) that

NextNet receives on sales of other preferred stock  for aggregate consideration of at least $250,000 on or before March 31, 2003.  Promptly upon execution of this Agreement, and as a condition to the Company taking the steps outlined in subparagraph (b) below, the Purchaser shall pay the full amount of the purchase price to the Company by check or wire transfer in immediately available funds to an account designated in writing by the Company.

(b)        Promptly upon receipt of the purchase price, the Company shall deliver to NextNet a notice pursuant to the Right of First Offer set forth in Section 1.1 of the Right of First Refusal Agreement.

(c)        If NextNet elects to exercise its right of first refusal pursuant to Section 1.1 of the Right of First Refusal Agreement, the purchase price shall be refunded to the Purchaser within five business days of the Company’s receipt of full payment from NextNet for the Shares, without interest, and the Purchaser shall not receive any of the purchased shares of Zamba’s NextNet Stock.  If NextNet declines to exercise its right of first refusal, the Company shall, within five business days after the Company’s receipt of NextNet’s notice to decline its right, notify each investor in NextNet eligible under the Right of First Refusal Agreement of its opportunity to exercise its pro rata right of first refusal pursuant to the Right of First Refusal Agreement.

(d)        If any of the eligible investors in NextNet elects to exercise its pro rata right of first refusal pursuant to Section 1.1 of the Right of First Refusal Agreement, the Company will forward to the Purchaser the payments the Company receives from such investor(s) within five business days of the Company’s receipt of such payment, and the number of shares of Zamba’s NextNet Stock that the Purchaser will receive pursuant to this Agreement shall be reduced on a share-for-share basis basis.  Promptly after the expiration of the investor pro rata right of first refusal period, the Company shall deliver to the Purchaser a certificate registered in the Purchaser’s name representing the number of shares of Zamba’s NextNet Stock purchased.

2.     Representations and Warranties of the Purchaser.  As a material inducement for the Company’s issuance and sale of the shares of Zamba’s NextNet Stock, the Purchaser represents, warrants, covenants and acknowledges to the Company that:

(a)        The Purchaser understands that the sale of the shares of Zamba’s NextNet Stock pursuant to the terms hereof has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Instead, the Company is selling the Shares pursuant to exemptions from such laws and in doing so is relying on, among other things, the Purchaser’s representations, warranties, covenants and acknowledgements contained herein.

(b)        The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as further represented in Section 3 of this Agreement.

(c)        The Purchaser has sufficient knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of investing in the shares of Zamba’s NextNet Stock.

(d)        The Purchaser has been provided with or given access to such information concerning NextNet, including, but not limited to, its business, financial condition and prospects (collectively, “NextNet’s Business”), as the Purchaser has requested and/or deems necessary and has utilized such information to the Purchaser’s satisfaction for the purpose of making an investment in the shares of Zamba’s NextNet Stock pursuant to the terms hereof.  The Purchaser hereby acknowledges that it has made its own independent investigation of NextNet’s Business and that it is not relying on any information which may been provided by the Company, including, but not limited to, the Company’s officers, directors, employees, agents and other representatives (collectively, the “Company Representatives”), in connection with its purchase of the shares of Zamba’s NextNet Stock.  The Purchaser hereby agrees to indemnify and hold harmless each Company Representative in connection with any loss, claim or demand which the Purchaser now has or in the future may have in connection with its purchase of the shares of Zamba’s NextNet Stock pursuant to the terms hereof.

(e)        The Purchaser understands that the purchase of the shares of Zamba’s NextNet Stock is a highly speculative investment and involves a high degree of risk.  The Purchaser acknowledges that it may not ever be able to resell the shares of Zamba’s NextNet Stock purchased pursuant to the terms hereof, whether at the price paid by the Purchaser or otherwise.  The Purchaser believes that the investment in the shares of Zamba’s NextNet Stock is suitable based upon the Purchaser’s investment objectives and financial needs and the Purchaser has adequate means of providing for current financial needs and personal contingencies, has no need for liquidity of investment with respect to the shares of Zamba’s NextNet Stock and can afford a complete loss of such investment.

(f)         The Purchaser is acquiring the shares of Zamba’s NextNet Stock for its own account, for investment purposes only, and without the intention of reselling or redistributing the same.

(g)        The Purchaser is aware that, in the view of the Securities and Exchange Commission, a purchase of the shares of Zamba’s NextNet Stock with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in NextNet’s condition, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the shares of Zamba’s NextNet Stock and for which such shares were pledged, would constitute an intent inconsistent with the foregoing representation.

(h)        If, contrary to the Purchaser’s foregoing intentions, it should later desire to dispose of or transfer any of the shares of Zamba’s NextNet Stock in any manner, the undersigned shall not do so without (i) first obtaining an opinion of counsel satisfactory to NextNet that such proposed disposition or transfer may lawfully be made without registration pursuant to the Securities Act and applicable state securities laws or

(ii) registering the resale of such shares under the Securities Act and applicable state securities laws.

(i)         Neither the Company nor NextNet has any obligation to register the shares of Zamba’s NextNet Stock for resale under the Securities Act or any applicable state securities laws, or to take any other action which would facilitate the availability of federal or state registration exemptions in connection with any resale of such shares.  Accordingly, the Purchaser may be prohibited by law from selling or otherwise transferring or disposing of the Shares and likely will may have to bear the economic risk of its investment in NextNet for an indefinite period.

(j)         The Purchaser, if other than an individual, represents that (a) the Purchaser was not organized for the specific purpose of acquiring the shares of Zamba’s NextNet Stock; and (b)         this Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed by an authorized officer or representative of the Purchaser, and is a legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms.

(k)        There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from the Company or NextNet upon consummation of the transactions contemplated by this Agreement.

(l)         Purchaser agrees to be bound by the transfer restrictions described in Section 3.6 of the Zamba Purchase Agreement.

(m)       Purchaser acknowledges that the provisions of the Right of First Refusal Agreement shall continue to apply to the shares of Zamba’s NextNet Stock owned by Purchaser.

(n)        Purchaser acknowledges that he or she has already received a copy of the  Investors’ Rights Agreement.  Purchaser understands that, pursuant to the terms of the Investors’ Rights Agreement, the registration rights described in Section 1 and the right of first offer described in Section 2.6 thereof have not been assigned to the Purchaser by the Company.  Accordingly, the Purchaser is not entitled to any registration rights or rights of first offer with respect to the Purchaser’s ownership of the shares of Zamba’s NextNet Stock purchased pursuant to the terms hereof.

(o)        Purchaser acknowledges that the shares of Zamba’s NextNet Stock shall continue to be subject to the terms and conditions of the Zamba Purchase Agreement, the Investors’ Rights Agreement, and the Voting Agreement, except for the provisions of those agreements that, by their nature, are not transferable or assignable to Purchaser.

(p)        Until such time as Zamba beneficially holds fewer than 100,000 shares of NextNet Series A Preferred Stock, Purchaser shall vote or act with respect to any and all of its shares of NextNet Series A Preferred Stock so as to elect the nominee of Zamba to be the representative of the Series A shareholders on the NextNet Board of Directors.

3.        Accredited Investor Status.     The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act, because the Purchaser meets at least one of the following criteria (please check one):

☒       The Purchaser is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the Purchaser’s purchase; or

☒       The Purchaser is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Purchaser’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or

☐       The Purchaser is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (ii) an insurance company as defined in Section 2(13) of the Securities Act, (iii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, or (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons who are accredited investors; or

☐       The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐       The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares of Zamba’s NextNet Stock, with total assets in excess of $5,000,000; or

☐       The Purchaser is a director or executive officer of NextNet; or

☐       The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares of Zamba’s NextNet Stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; or

☐       The Purchaser is any entity in which all of the equity owners are accredited investors.

4.        Representations and Warranties of the Company.  As a material inducement for the Purchaser’s purchase of the shares of Zamba’s NextNet Stock to be purchased pursuant to the terms hereof, the Company represents, warrants, covenants and acknowledges to the Purchaser that:

(a)        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted.

(b)        The shares of Zamba’s NextNet Stock being sold to the Purchaser pursuant to the terms hereof will be transferred to the Purchaser free and clear of any liens, encumbrances or other restrictions, other than restrictions on transfer that are contained in the Zamba Purchase Agreement, the Right of First Refusal Agreement, the Investors Rights Agreement, the Voting Agreement, all of which as they may be amended from time to time, or are otherwise set forth herein or imposed by applicable securities laws.

5.        Merger, Consolidation or Other Change in Control of the Company or NextNet.

(a)        If prior to the delivery of the shares of Zamba’s NextNet Stock the Company shall at any time consolidate with or merge into to another corporation (where the Company is not the continuing corporation after such merger, consolidation, sale of all or substantially all of its assets or other change-in-control), or the Company shall sell, transfer or lease all or substantially all of its assets, then, in any such case, the Purchaser thereupon (and thereafter) shall continue to be entitled to be bound by the terms of this Agreement and shall be entitled to receive the number of shares of Zamba’s NextNet Stock determined in accordance with Section 1 above.

(b)        If prior to the delivery of the shares of Zamba’s NextNet Stock NextNet shall at any time consolidate with or merge into another corporation (where NextNet is not the continuing corporation after such merger, consolidation or other change-in-control), or NextNet shall sell, transfer or lease all or substantially all of its assets, then, in any such case, the Purchaser thereupon (and thereafter) shall be entitled to receive the number of shares of Zamba’s NextNet Stock (or the proceeds resulting from the sale of such shares in connection with such merger, consolidation, or other change-in-control) determined in accordance with Section 1 above.

6.        Insolvency or Bankruptcy of the Company or NextNet.  Upon the insolvency or bankruptcy (whether voluntary or involuntary) of the Company or NextNet, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or NextNet or any substantial part of the Company’s or NextNet’s property, or any general assignment for the benefit of creditors of the Company or NextNet, the Purchaser shall be an unsecured general creditor of the Company or NextNet, as applicable, and shall not have any security interest or other rights in connection with this Agreement or the shares of Zamba’s NextNet Stock to be purchased hereunder.

7.        Miscellaneous.

(a)        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns.

(b)        Governing Law.  This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the State of Minnesota, except with respect to its rules relating to conflicts of laws.

(c)        Legends.  The shares of Zamba’s NextNet Stock issued to the Purchaser pursuant to this Agreement shall contain the following legends:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.  ACCORDINGLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO NEXTNET WIRELESS, INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG NEXTNET WIRELESS, INC. AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND BETWEEN THE STOCKHOLDER, NEXTNET WIRELESS, INC. AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(d)        Notices.  All notices, consents, requests, demands, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight delivery service, or (d) sent by telephonic facsimile transmission, and, pending the designation of another address, addressed as follows:

If to the Company:	Zamba Corporation
3033 Excelsior Blvd., Suite 200
Minneapolis, Minnesota 55416
Attn: Chief Financial Officer
Fax: (952) 893-3948

If to the Purchaser:

Fax:

(e)        Entire Agreement and Counterparts.  This Agreement evidences the entire agreement between the Company and the Purchaser relating to the subject matter hereof and supersedes in all respects any and all prior oral or written agreements or understandings.  This Agreement may not be amended or modified, and no provisions hereof may be waived, except by written instrument signed by both the Company and the Purchaser.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one Agreement.

(f)         The Purchaser and the Company understand the meaning and legal consequences of the agreements, representations and warranties contained herein.  The Purchaser and the Company agree that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the shares of Zamba’s NextNet Stock to be purchased pursuant to the terms hereof.

(g)        Any controversy or claim arising out of or relating to this Agreement, the Purchaser’s purchase of the shares of Zamba’s NextNet Stock or any breach of this Agreement, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Securities Arbitration Rules, and judgment on the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

(h)        Headings.  Section headings used in this Agreement have no legal significance and are used solely for convenience of reference.

(i)         Expenses.  Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transaction contemplated by this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date set forth in the first paragraph.

THE COMPANY:		THE PURCHASER:

ZAMBA CORPORATION

By:	/s/ Michael H. Carrel	/s/ John Schwieters
Name:	Michael H. Carrel	Name: John Schwieters
Title:	Chief Financial Officer